As filed with the Securities and Exchange Commission on April 1, 1999
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                              COMPUTONE CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                       23-2472952
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

     1060 Windward Ridge Parkway
              Suite 100
        Alpharetta, Georgia                               30005-3992
----------------------------------------                  ----------
(Address of Principal Executive Offices)                  (Zip Code)

                              --------------------

                              COMPUTONE CORPORATION
                   AMENDED AND RESTATED EQUITY INCENTIVE PLAN
                           1997 EQUITY INCENTIVE PLAN
                           1998 EQUITY INCENTIVE PLAN
                           --------------------------
                             (Full titles of plans)

                              --------------------

            Perry J. Pickerign, President and Chief Executive Officer
                              Computone Corporation
                           1060 Windward Ridge Parkway
                                    Suite 100
                         Alpharetta, Georgia 30005-3992
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (770) 625-0000
                     ---------------------------------------
                     (Telephone number, including area code,
                              of agent for service)

                              --------------------

                                    Copy to:
                          Frederick W. Dreher, Esquire
                          Duane, Morris & Heckscher LLP
                             4200 One Liberty Place
                      Philadelphia, Pennsylvania 19103-7396

                         CALCULATION OF REGISTRATION FEE
                         ===============================

                                                      Proposed               Proposed
 Title of securities         Amount to be         maximum offering       maximum aggregate          Amount of
  to be registered           registered(1)       price per share(2)      offering price(2)      registration fee
 -------------------         -------------       ------------------      -----------------      ----------------
 Common Stock,
 par value $.01              1,090,390 shares           $1.7837              $1,944,929              $541.00
====================         ================           =======              ==========              =======


(1) Pursuant to paragraph (h) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed as follows: (a) with respect to the 533,723 shares for which options have been granted but not exercised as of the date hereof, computed on the basis of exercise prices ranging from $1.125 to $6.000 per share and (b) with respect to the 556,667 shares for which options have not been granted, computed on the basis of $1.875 per share, the average of the bid and asked prices of the Common Stock of the Company on the OTC Bulletin Board on March 29, 1999, the last day on which the Common Stock traded prior to the date of filing.

================================================================================

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     The following material is incorporated herein by reference:

          (i) The Annual Report on Form 10-KSB of Computone Corporation (the "Company") for the fiscal year ended April 3, 1998 as filed by the Company with the Securities and Exchange Commission (the "Commission") on September 4, 1998;

          (ii) The Company's Form 10-QSB Report for the quarter ended July 3, 1998 as filed by the Company with the Commission on September 11, 1998;

          (iii) The Company's Form 10-QSB Report for the quarter ended October 2, 1998 as filed by the Company with the Commission on November 16, 1998;

          (iv) The Company's Form 10-QSB Report for the quarter ended January 1, 1999 as filed by the Company with the Commission on February 12, 1999;

          (v) The Company's Form 8-K Current Report dated April 30, 1998 as filed by the Company with the Commission on May 18, 1998;

          (vi) The Company's Form 8-K Current Report dated July 17, 1998 as filed by the Company with the Commission on August 4, 1998;

          (vii) The Company's Form 8-K Current Report dated November 17, 1998 as filed by the Company with the Commission on November 25, 1998; and

          (viii) The description of the Company's Common Stock set forth in the Company's Prospectus dated August 15, 1994 as filed by the Company with the Commission on August 25, 1994 under Rule 424(b) under the caption "Description of Capital Stock."

     All reports or other documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement, in each case filed by the Company prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     No answer to this item is required because the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

     The financial statements and schedules of the Company incorporated by reference in this Registration Statement have been audited by BDO Seidman, LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

     The validity of the issuance of the shares of Common Stock registered hereby will be passed upon for the Company by Duane, Morris & Heckscher LLP, Philadelphia, Pennsylvania. As of March 31, 1999, the law firm of Duane, Morris & Heckscher LLP owned 55,000 shares of the Company's Common Stock and partners of such firm owned an aggregate of approximately 1,000 shares of the Company's Common Stock.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     In the case of an action or suit by or in the right of the corporation to procure a judgment in its favor, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that the person is or was acting in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

     Section 145 further provides that a Delaware corporation is required to indemnify a director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators and empowers the corporation to purchase and maintain insurance on behalf of a director or officer against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liability under Section 145. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct. Such determination is to be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not party to such action, suit or proceeding, even though less than a quorum, (ii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion or (iii) by the stockholders.

     Article VI of the Company's By-laws provides for indemnification of directors and officers of the Company to the fullest extent permitted by the General Corporation Law of the State of Delaware, as presently or hereafter in effect.

     Additionally, as permitted by the General Corporation Law of the State of Delaware, Article VI of the Company's Certificate of Incorporation provides that no director of the Company shall incur personal liability to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director; provided, however, that this provision does not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the unlawful payment of dividends or unlawful purchase or redemption of stock under
Section 174 of the General Corporation Law of the State of Delaware or (iv) any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed.

     No answer to this item is required because no restricted securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8. Exhibits.

4.1  Computone Corporation Amended and Restated Equity Incentive Plan.

4.2  Computone Corporation 1997 Equity Incentive Plan.

4.3  Computone Corporation 1998 Equity Incentive Plan.

5    Opinion of Duane, Morris & Heckscher LLP.

23.1 Consent of Duane, Morris & Heckscher LLP (included in their opinion filed as Exhibit 5).

23.2 Consent of BDO Seidman, LLP.

24   Power of Attorney (included on the signature pages hereto).

Item 9. Undertakings.

     The registrant hereby undertakes:

     (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

          (2) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (3) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 9 do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) that for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof; and

     (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby further undertakes that, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Alpharetta, Georgia on March 31, 1999.

                                           COMPUTONE CORPORATION


                                           By: /s/ Perry J. Pickerign
                                               ---------------------------------
                                               Perry J. Pickerign, President and
                                               Chief Executive Officer

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Perry J. Pickerign and Keith H. Daniel, and each or either of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person's name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



Signature                                   Title                                       Date
---------                                   -----                                       ----
/s/ Richard A. Hansen      Chairman of the Board and Director                      March 31, 1999
----------------------
Richard A. Hansen

/s/ Perry J. Pickerign     President, Chief Executive Officer                      March 31, 1999
----------------------     and Director (principal executive officer)
Perry J. Pickerign

/s/ Keith H. Daniel        Chief Financial Officer (principal                      March 31, 1999
----------------------     financial and accounting officer)
Keith H. Daniel

/s/ John D. Freitag        Director                                                March 31, 1999
----------------------
John D. Freitag


                                  EXHIBIT INDEX

                    (Pursuant to Item 601 of Regulation S-K)


Exhibit No.                         Exhibit                                          Reference

4.1         Computone Corporation Amended and Restated Equity
            Incentive Plan.                                                       Filed herewith

4.2         Computone Corporation 1997 Equity Incentive Plan.                     Filed herewith

4.3         Computone Corporation 1998 Equity Incentive Plan.                     Filed herewith

5           Opinion of Duane, Morris & Heckscher LLP.                             Filed herewith

23.1 Consent of Duane, Morris & Heckscher LLP (included in their opinion filed as Exhibit 5).

23.2        Consent of BDO Seidman, LLP.                                          Filed herewith

24          Power of Attorney (see page II-7 of this Registration
            Statement).
